CERTIFICATE OF MERGER
                                 FOR THE MERGER
                                       OF
                               FLO FIL CO., INC.,
                            U.S. STABILIZATION, INC.
                                       AND
                           MICHIGAN ASH SALES COMPANY
                                  WITH AND INTO
                               ISG RESOURCES, INC.

     Pursuant to the provisions of section 450.1707 of the Michigan Business Corporation Act, the undersigned Michigan corporations hereby execute and file this Certificate of Merger on behalf of each corporation.

     FIRST: A true and correct copy of the Plan of Merger (the "Plan") is attached hereto and made a part hereof. Pursuant to the Plan, each constituent corporation, will merge with and into ISG Resources, Inc., a Utah Corporation (the "Corporation").

     SECOND: The name and state of incorporation of each corporation which is a party to this merger, the designation and number of outstanding shares of each such corporation, and the number of shares voted for and against the Plan, are set forth in the following table:

--------------------------------------- -------------------- --------------------- ----------------- -----------------
                                                               Designation And       Shares Voted      Shares Voted
                                         State of                 Number of            For the       Against the Plan
         Name of Corporation           Incorporation         Outstanding Shares         Plan

ISG Resources, Inc.                     Utah                 100 shares of               100                0
                                                             Common Stock

JTM Industries, Inc.                    Texas                100 shares of               100                0
                                                             Common Stock

KBK Enterprises, Inc.                   Pennsylvania         450 shares of               450                0
                                                             Common Stock

Pozzolanic Resources, Inc.              Washington           200 shares of               200                0
                                                             Class A Common Stock

                                                             2,900 shares of            2,900               0
                                                             Special Dividend
                                                             Class C Stock

                                                             5,800 shares of            5,800               0
                                                             Special Dividend
                                                             Class D Stock

St. Helens Investments, Inc.            Washington           100 shares of               100                0
                                                             Class A Voting
                                                             Common Stock

                                                             3,000 shares of            3,000               0
                                                             Class B Non-Voting
                                                             Common Stock

                                                             775,000 shares of         775,000              0
                                                             Special Dividend
                                                             Class C Stock

Pozzolanic Northwest, Inc.              Washington           200 shares of               200                0
                                                             Voting Common Stock

                                                             300 shares of               300                0
                                                             Non-Voting Common
                                                             Stock

                                                             2,900 shares of            2,900               0
                                                             Preferred Capital A
                                                             Stock

                                                             5,800 shares of            5,800               0
                                                             Preferred Capital B
                                                             Stock

Pozzolanic Northwest Bulk Carriers,     Washington           500 shares of               500                0
Inc.                                                         Voting Class A
                                                             Common Stock

                                                             60,000 shares of           60,000              0
                                                             Class B Regular
                                                             Dividend Stock

Power Plant Aggregates of Iowa, Inc.    Iowa                 230 shares of               230                0
                                                             Common Stock

Midwest Fly Ash & Materials, Inc.       Iowa                 100 shares of               100                0
                                                             Common Stock

Livestock Waste Management, Inc.        Iowa                 1 share of Common            1                 0
                                                             Stock

Michigan Ash Sales Company              Michigan             1,000 shares of            1,000               0
#005309                                                      Common Stock

U.S. Stabilization, Inc.                Michigan             1,000 shares of            1,000               0
#168092                                                      Common Stock

FLO FIL Co., Inc.                       Michigan             1,000 shares of            1,000               0
#394832                                                      Common Stock

Fly Ash Products, Inc.                  Arkansas             900 shares of               900                0
                                                             Common Stock

--------------------------------------- -------------------- --------------------- ----------------- -----------------

     THIRD: The Plan has been adopted by the boards of directors of each constituent corporation in accordance with section 703a, with respect to the domestic corporations involved in the merger, and in accordance with the respective laws of the states of incorporation of each of the other constituent corporations.

     FOURTH: The shareholders of each of the constituent corporations in the merger unanimously approved the Plan. The designation and number of outstanding shares of each constituent corporation, and the number of shares voted for and against the plan by class, is set forth in the table in paragraph Second above. Pursuant to section 703a, the shareholders of each domestic corporation in the merger approved the Plan by their unanimous written consent as provided by section 450.1407 of the Michigan Business Corporation Act.

     FIFTH: The effective date of the merger shall be January 1, 1999.

     SIXTH: The Plan will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

     IN  WITNESS  WHEREOF,   the  undersigned   corporations  have  caused  this
Certificate of Merger to be executed on this ___ day of November, 1998.

                                FLO FIL CO., INC.


                                By:
                                    --------------------------
                                      R Steve Creamer
                                      Chief Executive Officer


                                U.S. STABILIZATION, INC.


                                By:
                                    --------------------------
                                      R Steve Creamer
                                      Chief Executive Officer


                                MICHIGAN ASH SALES COMPANY


                                By:
                                    --------------------------
                                      R Steve Creamer
                                      Chief Executive Officer